FIRST AMENDMENT
                             TO THE
                   AMENDMENT AND RESTATEMENT
                             OF THE
     SPARTECH CORPORATION 401(k) SAVINGS & INVESTMENT TRUST


     This  Amendment,  executed  on  June 10, 1998,  by  Spartech  Corporation

("Company"), a  Missouri corporation, and National City Bank (the "Trustee").

                          WITNESSETH:

     WHEREAS,  the  Company simultaneously established the Spartech  Corporation

401(k)  Savings  & Investment Plan ("Plan") and the Spartech Corporation  401(k)

Savings & Investment Trust ("Trust") effective May 3, 1995; and

     WHEREAS,  the Plan and Trust were amended and restated in the form  of  two separate documents on December 24, 1994; and

     WHEREAS, the Company wants to now amend the amended and restated Trust; and

     WHEREAS,  the adoption of this amendment has been approved by the Board  of

Directors of the Company;

     NOW THEREFORE, the Company amends the Trust as follows:

     1.    Effective July 1, 1998, the Trustee under the Trust shall be National

City Bank.

     2.    Delete the first paragraph of ITEM FOUR and insert the following  new first paragraph in lieu thereof:

          Within thirty days after the last day of each calendar quarter, the Trustee should furnish the Administrator a written schedule of the total assets of the Trust showing the valuation at fair market value placed on each asset.

     3.    Add  the  following new Subsection (u) immediately  before  the  last paragraph of ITEM FIVE:

          (u) To invest up to 100 percent of Trust assets in common stock of the Company.

     4.   Delete ITEM TEN and insert the following new ITEM TEN in lieu thereof:

                            ITEM TEN

          Each Participant may direct the Trustee how to vote the shares of the Company common stock held by the Trustee and credited to his Accounts on the record date established for each meeting or solicitation of consents of the shareholders of the Company. For this purpose, the Administrator shall furnish each such Participant within a reasonable period of time prior to each such meeting the proxy materials provided to shareholders for the meeting or consent solicitation, together with a form to be returned to the Trustee on which may be set forth the Participant's confidential instructions as to the manner of voting such shares of stock. Upon receipt of such instructions, the Trustee shall note such shares, in person or by proxy, in accordance therewith. If within a reasonable period of time prior to any meeting or conclusion of any consent solicitation of the shareholders of the Company, as specified by the Administrator, no instructions have been received by the Trustee from a Participant, the Trustee shall vote the shares of the Employer's common stock allocated to this Account, in person or by proxy, in the same manner as the Trustee votes the majority of the shares of the Company's common stock for which instructions are received. Unallocated shares of the Company's common stock, if any, held by the Trustee, shall also be voted by the Trustee, in person or by proxy, in the same manner as the Trustee votes the majority of the shares of the Company's common stock for which instructions are received.

          Each Participant may also direct the Trustee to tender for purchase or acquisition the shares of the Company's common stock held by the Trustee and allocated to his Accounts in the event an offer to purchase, exchange or otherwise acquire such shares is made to all shareholders of the Company's common stock. For this purpose, the Administrator shall furnish to each Participant within a reasonable period of time the materials provided to shareholders with respect to the offer together with a form to be returned to the Trustee on which the Participant may set forth confidential instructions with respect to the offer. If within a reasonable period of time, as specified by the Administrator, no instructions have been received by the Trustee from a Participant relating to the offer, the Trustee shall not tender any shares of the Company's common stock allocated to such Participant's Accounts. The Trustee shall also not tender those shares of the Company's common stock it holds, if any, which are not allocated to an Account.

     IN  WITNESS  WHEREOF, the Company and the Trustee have executed this  First

Amendment  to the Spartech Corporation 401(k) Savings & Investment Trust  as  of

the date first above written.

                              SPARTECH CORPORATION



                              By:/s/ Bradley B. Buechler
                                   Bradley B. Buechler
                                   President


                              NATIONAL CITY BANK



                              By:/s/Steve McCreary
                                 Steve McCreary
                           Title:Senior Vice President